QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

NUMBER	SHARES

NETWORK PRINTING SOLUTIONS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Authorized Capital Stock 2,500,000 Shares Par Value $.001 Per Share

	THIS CERTIFIES THAT	(SEE REVERSE FOR CERTAIN DEFINITIONS)	is the owner
of			Shares of the Capital Stock of

Network Printing Solutions, Inc.

fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers, and its Corporate Seal to be hereunto affixed this                          day of                         , A.D.

Peter J. Drysdale, Secretary	Peter E. O'Farrelly, Chairman and CEO

[Seal]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship And not as tenants in common			under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
In presence of
NOTICE: The signature of this Assignment must correspond with the name as Written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

QuickLinks

  Exhibit 4.1